Exhibit 99.1

FOR RELEASE:	June 5, 2019

Mark Jeffries

Executive Vice President

Chief Financial Officer

Office: 910-892-7080 and Direct: 910-897-3603

markj@SelectBank.com

SelectBank.com

SELECT BANCORP ANNOUNCES PLANS FOR

SALE OF SIX MILE, SOUTH CAROLINA LOCATION

DUNN, NC . . . Select Bancorp, Inc. (the “Company” NASDAQ: SLCT), the holding company for Select Bank & Trust Company (the “Bank”), announced today that the Bank has entered into a definitive agreement to sell its Six Mile, South Carolina branch located at 115 North Main Street, to Pickens Savings & Loan Association, FA. Terms of the agreement provide for Pickens to assume the majority of deposits and to acquire selected assets associated with the branch, while Select retains the loans.

“Making a decision like this is never an easy one, but we believe it is the best decision for our customers, the community, our team members and our shareholders,” said William L. Hedgepeth II, president and Chief Executive Officer of the Company and the Bank. “It is our belief that the community of Six Mile can be better served by a local community bank. Pickens Savings & Loan will be in a much better position to provide local decision making and community outreach due to their proximity to Six Mile. We are confident that the level of service to the customers and the community of Six Mile is extremely important to Pickens Savings & Loan.”

The transaction is expected to close in the fourth quarter of 2019 pending regulatory approvals. Customers will be receiving a letter announcing the change with further communication coming as the closing date nears.

“We will continue to work very hard to always provide the best service to our customers in the most efficient and cost-effective manner possible,” Hedgepeth said. “That’s what ‘common sense banking’ is all about.”

About Select Bancorp, Inc.

Select Bancorp, Inc. is a bank holding company headquartered in Dunn, North Carolina. The Company primarily conducts operations through its wholly owned subsidiary, Select Bank & Trust Company, a North Carolina-chartered commercial bank that provides a full suite of banking services through its offices in North Carolina and South Carolina. The Company’s common stock is listed on the Nasdaq Global Market under the symbol “SLCT”. Select Bank & Trust has 18 offices in Burlington, Charlotte, Clinton, Dunn, Elizabeth City, Fayetteville, Goldsboro, Greenville, Leland, Lillington, Lumberton, Morehead City, Raleigh, Washington, and Wilmington N.C. and Blacksburg, Rock Hill, and Six Mile, S.C. Select Bank & Trust serves these, and nearby communities focusing on local businesses and consumers as a dedicated community bank. The mission of Select Bank & Trust is to be the bank of choice in the communities we serve, by providing exceptional customer service, superior products and experienced bankers using a “common sense” approach to banking. When customers choose to bank with Select Bank & Trust, they receive quality financial products at a fair and competitive price, along with unparalleled friendly, courteous, and responsive service.

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CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about Select Bancorp, Inc. and its bank subsidiary that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between Select Bank & Trust and Pickens Savings & Loan Association, FA, and the estimated impact of the branch disposition on financial results. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about Select Bancorp, Inc. and its subsidiary bank. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the parties’ control, including the parties’ ability to consummate the transaction or satisfy the conditions to the completion of the transaction, including the receipt of regulatory approvals required for the transaction on the terms expected, on the anticipated schedule, or at all; the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the effect of the announcement of the transaction on employee and customer relationships at the branch and operating results; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Select Bancorp, Inc.’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request. Select Bancorp, Inc. assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.